 Exhibit 23.1

[Letterhead of KPMG LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FEI Company:

We consent to the use of our reports dated February 18, 2011, with respect to the consolidated balance sheet of FEI Company as of December 31, 2010, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows, for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated herein by reference.

/s/KPMG LLP
Portland, Oregon
September 22, 2011